Exhibit 99.1

COMPANY CONTACTS:
Diane Morefield EVP, Chief Financial Officer Strategic Hotels & Resorts, Inc. (312) 658-5740

Jonathan Stanner SVP, Capital Markets, Acquisitions & Treasurer Strategic Hotels & Resorts, Inc. (312) 658-5746

FOR IMMEDIATE RELEASE
TUESDAY, SEPTEMBER 2, 2014

STRATEGIC HOTELS & RESORTS, INC. ANNOUNCES CLOSING OF A TEN-YEAR, $115 MILLION LOAN SECURED BY THE INTERCONTINENTAL MIAMI HOTEL
CHICAGO – September 2, 2014 - Strategic Hotels & Resorts, Inc. (NYSE: BEE) today announced that it has closed a ten-year, $115.0 million limited recourse loan secured by the InterContinental Miami hotel. The Company had recently repaid the $85.0 million financing previously encumbering the property. Under the terms of the agreement, the loan bears interest at a fixed rate of 3.99% and has a ten-year term. Deutsche Bank Securities Inc. originated the financing.
About the Company
Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value enhancing asset management of high-end hotels and resorts in the United States and Europe. The Company currently has ownership interests in 16 properties with an aggregate of 7,865 rooms and 835,000 square feet of multi-purpose meeting and banqueting space. For a list of current properties and for further information, please visit the Company’s website at www.strategichotels.com.

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